Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

Filed by Registrant |X|
Filed by a Party other than the Registrant | |

Check the appropriate box:

 | | Preliminary Proxy Statement

 |X| Definitive Proxy Statement

 | | Definitive Additional Materials

 | | Soliciting Material Pursuant to Paragraph 240.14a-11(c) or 240.14a-12


                  Sterling Financial Corporation
         (Name of Registrant as Specified In Its Charter)

                          John E. Stefan
             (Name of Person Filing Proxy Statement)



                                                                March 26, 1999


Dear Shareholder:

      The 1999 Annual Meeting of Shareholders of Sterling Financial Corporation will be held at 9:00 a.m. on Tuesday, April 27, 1999, at the Willow Valley Family Resort and Conference Center, 2416 Willow Street Pike, Lancaster, Pennsylvania. You are cordially invited to attend the Annual Meeting as well as a continental breakfast which will be held in the Palm Court at the Resort and Conference Center at 8:00 a.m.

      In addition to the election of one Class of 2000 Director and four Class of 2002 Directors, shareholders will consider the proposal to ratify the selection of Trout, Ebersole & Groff as the corporation's certified public accountants. We enclose the Notice of Annual Meeting, Proxy Statement and proxy card with this letter. We also enclose the 1998
Annual Report of Sterling Financial Corporation. I hope you will take the opportunity to review the material in the Annual Report, which reflects a successful year in 1998.

      It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. I urge you to sign and date the enclosed proxy and return it in the enclosed envelope as soon as possible. If you do attend the meeting and wish to vote in person, you must give written notice to the Secretary of the corporation so that your proxy will be superseded by any ballot that you submit at the meeting.

      Please indicate on the enclosed business reply card whether or not you plan to attend the breakfast and return it to Sterling Financial Corporation.

      I look forward to seeing you at the breakfast and Annual Meeting.


                                    Sincerely,


                                    John E. Stefan
                                    Chairman of the Board,
                                    President and Chief Executive Officer


             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON APRIL 27, 1999

TO THE SHAREHOLDERS OF STERLING FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the regular Annual Meeting of the shareholders of Sterling Financial Corporation will be held at the Willow Valley Family Resort and Conference Center,
2416 Willow Street Pike, Lancaster, Pennsylvania, on Tuesday,
April 27, 1999 at 9:00 a.m., prevailing time, for the purpose of considering and voting upon the following matters:

      1. To elect one Class of 2000 director to serve for a one-year term until his successor is elected and qualified.

      2. To elect four Class of 2002 directors to serve for a three-year term until their successors are elected and qualified.

      3. To ratify the selection of Trout, Ebersole & Groff as the corporation's independent certified public accountants for the year ending December 31, 1999.

      4. To consider and vote upon such other business as may properly be brought before the meeting and any adjournment or post-ponement thereof.

      Only those shareholders of record at the close of business on March 12, 1999, are entitled to notice of and to vote at the meeting.

      Please promptly sign the enclosed proxy and return it in the enclosed postpaid envelope. We cordially invite you to attend the meeting. Your proxy is revocable and you may withdraw it at any time by giving written notice to the Secretary of the corporation before the vote at the meeting or by executing a later dated proxy and giving written notice to the Secretary of the corporation.

      We enclose a copy of the 1998 Annual Report of Sterling Financial Corporation.



                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    John E. Stefan
                                    Chairman of the Board,
                                    President and Chief Executive Officer

Lancaster, Pennsylvania
March 26, 1999
                         PROXY STATEMENT

        Dated and to be mailed on or about March 26, 1999

                  STERLING FINANCIAL CORPORATION
                    101 NORTH POINTE BOULEVARD
               LANCASTER, PENNSYLVANIA  17601-4133
                          (717) 581-6030

                  ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON APRIL 27, 1999

                        TABLE OF CONTENTS

                                                                      PAGE
GENERAL..................................................................1

  Introduction...........................................................1
  Date, Time and Place of Meeting........................................1
  Shareholders Entitled to Vote..........................................1
  Purpose of Meeting.....................................................1
  Solicitation of Proxies................................................1
  Revocability and Voting of Proxies.....................................2
  Quorum and Voting of Shares............................................2
  Principal Holders......................................................4
  Beneficial Ownership of Executive Officers, Directors and Nominees.....5
  Shareholder Proposals..................................................6
  Recommendations of the Board of Directors..............................7

INFORMATION CONCERNING ELECTION OF DIRECTORS.............................7

  General Information....................................................7
  Information about Nominees and Continuing Directors....................8
  Meetings and Committees of the Board of Directors.....................11
  Executive Officers....................................................12
  Executive Compensation................................................14
  Compensation of Directors.............................................22
  Transactions with Directors and Executive Officers....................22

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.................23

RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...23

ADDITIONAL INFORMATION..................................................24

OTHER MATTERS...........................................................24

                             GENERAL

Introduction

      On June 30, 1987, The First National Bank of Lancaster County became a wholly-owned subsidiary of Sterling Financial Corporation. Sterling Financial Corporation is a Pennsylvania business corporation based in Lancaster, Pennsylvania. On formation of the holding company, The First National Bank of Lancaster County changed its name to Bank of Lancaster County, N.A. The meeting to which this Proxy Statement relates will be the twelfth annual meeting of the shareholders of Sterling Financial Corporation.

      The principal executive office of the corporation is located at 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601-4133. The telephone number for the corporation is (717) 581-6030. All inquiries should be directed to Ronald
L. Bowman, Vice President/Secretary of the corporation.

Date, Time and Place of Meeting

      The regular annual meeting of the shareholders of Sterling Financial Corporation will be held on Tuesday, April 27, 1999 at 9:00 a.m. at the Willow Valley Family Resort and Conference Center, 2416 Willow Street Pike, Lancaster, Pennsylvania.

Shareholders Entitled to Vote

      Shareholders of record at the close of business on March 12, 1999 are entitled to vote at the meeting.

Purpose of Meeting

      The shareholders will be asked to consider and vote upon the following matters at the meeting:

         to elect one Class of 2000 director to serve a one-year term to elect four Class of 2002 directors to serve for a three-year term to vote upon a proposal to ratify the selection of Trout, Ebersole & Groff as the Corporation's independent certified public accountants for the year ending December 31, 1999 to consider and vote upon such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

Solicitation of Proxies

      The Board of Directors furnishes this proxy statement and the enclosed form of proxy to shareholders of the corporation on or about March 26, 1999 in connection with the solicitation of proxies for use at the annual meeting and any adjournments or postponements thereof.

      The corporation will bear the expense of soliciting proxies. In addition to the use of the mails, directors, officers and employees of the corporation and the Bank of Lancaster County may, without additional compensation, solicit proxies personally, by telephone, by telegraph, or by telecopier.

Revocability and Voting of Proxies

      A shareholder's execution and return of the enclosed proxy will not affect the shareholder's right to attend the meeting and to vote in person. Any proxy given pursuant to this solicitation may be revoked by delivering written notice of revocation to Ronald L. Bowman, Secretary of the corporation, or by executing a later dated proxy and giving written notice of the revocation to the Secretary of the corporation at any time before the proxy is voted at the meeting. Proxyholders will vote shares represented by proxies on the accompanying proxy, if properly signed and returned, in accordance with the specifications made on the proxies by the shareholders. Any proxy not specifying to the contrary will be voted FOR:

            the election of the nominees identified in this Proxy Statement and the proposal to ratify the selection of independent certified public accountants for the year ending December 31, 1999.

Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of Sterling Financial Corporation.

      Proxyholders will vote shares held for the account of shareholders who participate in the Dividend Reinvestment and Stock Purchase Plan in accordance with the instructions of each shareholder as set forth in his/her proxy. If a shareholder who participates in the Dividend Reinvestment and Stock Purchase Plan does not return a proxy, proxyholders will not vote the shares held for his/her account by the Plan Agent.

      The Plan Trustee will vote shares held for the account of employees who participate in the Employees Stock Plan in accordance with the instructions of each participant set forth in the separate proxy sent to him/her with respect to Employees Stock Plan shares. The Plan Trustee will vote shares with respect to which a separate Employees Stock Plan proxy is not returned in the same proportion as shares with respect to which voting instructions are received.

Quorum and Voting of Shares

      At the close of business on March 12, 1999, which is the record date for determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting, the corporation had outstanding 6,447,136 shares of common stock, par value $5.00 per share. The corporation has no other class of stock authorized or outstanding. As of the record date, 19,758 shares of common stock were held by the bank's Trust Department as sole fiduciary. These shares represent, in the aggregate, approximately .31% of the shares outstanding and proxyholders will vote them FOR the election of the 5 nominees for director and FOR the proposal to ratify the selection of independent certified public accountants.

      A majority of the outstanding shares of common stock present in person or by proxy constitutes a quorum for the conduct of business. Each share is entitled to one vote on all matters submitted to a vote of the shareholders. A majority of the votes cast at a meeting at which a quorum is present is required to approve any matter submitted to a vote of the shareholders, except in cases where the vote of a greater number of shares is required by law or under the corporation's Articles of Incorporation or Bylaws. In the case of the election of directors, the candidates receiving the greatest number of votes are elected. A majority of the votes cast at a meeting at which a quorum is present is required to ratify the selection of auditors.

      Under Pennsylvania law and the corporation's bylaws, the presence of a quorum is required for each matter to be acted upon at the meeting. Votes withheld and abstentions are counted in determining the presence of a quorum for a particular matter. Broker non-votes are not counted in determining the presence of a quorum for a particular matter as to which the broker withheld authority.

      Assuming the presence of a quorum, the 5 nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors will be elected. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

      Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders is required for the ratification of the selection of independent auditors. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each such matter by reducing the total number of shares voted from which the required majority is calculated.

Principal Holders

      To the knowledge of the corporation, no person owned of record or beneficially on February 26, 1999 more than 5% of the outstanding common stock, except as follows:

                      Name and Address           Amount and
                        of Beneficial        Nature of Beneficial     Percent
Title of Class              Owner                Ownership(1)         of Class

Common Stock,         Howard E. Groff
$5.00 par value       111 E. State Street
per share             Quarryville, PA 17566         752,705(2)          11.68%

Common Stock,         Bank of Lancaster
$5.00 par value       County Employees Stock
per share             Plan c/o Trust
                      Department
                      101 North Pointe Boulevard
                      Lancaster, PA  17601-4133     545,528(3)           8.46%
________________________

(1) Beneficial ownership of shares of the corporation's common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person is deemed to own any stock that he, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

          voting power, which includes the power to vote or to direct the voting of the stock, or investment power, which includes the power to dispose or direct the disposition of the stock, or has the right to acquire beneficial ownership within 60 days after March 12, 1999.

(2)   Mr. Groff holds sole voting and investment power on 751,104 shares.

(3) Shares held for the account of plan participants are voted by the Plan Trustee in accordance with the instructions given by the individual participants.

Beneficial Ownership of Executive Officers, Directors and Nominees

      The following table sets forth as of February 26, 1999, the amount and percentage of the common stock beneficially owned by each director, each nominee, each named executive officer and all directors, nominees and executive officers of the corporation as a group.

  Name of
Individual                           Amount and
or Identity                     Nature of Beneficial               Percent of
 of Group                         Ownership(1)(2)                   Class (3)

Directors and Nominees

Richard H. Albright, Jr.               37,355 (4)                       ---
Robert H. Caldwell                      5,870 (5)                       ---
Howard E. Groff, Jr.                   23,284 (6)                       ---
Joan R. Henderson                       1,613 (7)                       ---
J. Robert Hess                         88,863 (8)                      1.38%
Calvin G. High                         19,668 (9)                       ---
David E. Hosler                           410                           ---
J. Roger Moyer, Jr.                    38,008 (10)                      ---
E. Glenn Nauman                        37,439 (11)                      ---
W. Garth Sprecher                         439                           ---
John E. Stefan                        147,975 (12)                     2.29%
Glenn R. Walz                           8,427 (13)                      ---

Other Named Executive Officers

Jere L. Obetz                          20,500 (14)                      ---

All Directors, Nominees
and Executive Officers
as a Group (15 persons)               458,432                          7.10%

________________________

(1) Beneficial ownership of shares of the corporation's common stock is determined in accordance with Securities and Exchange Commission
      Rule 13d-3, which provides that a person is deemed to own any stock that he, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

            voting power, which includes the power to vote or to direct the voting of the stock, or investment power, which includes the power to dispose or direct the disposition of the stock, or has the right to acquire beneficial ownership within 60 days after March 12, 1999.

      Unless otherwise indicated in a footnote appearing below, all shares reported in the table above are owned directly by the reporting person.

(2)   Rounded to the nearest whole share.

(3)   Less than 1% unless otherwise indicated.
(4) Includes 1,987 shares owned jointly with spouse, 7,293 owned directly by spouse, 4,290 shares owned by spouse as custodian for children and 10,715 shares owned by Albright Family Enterprises, L.P. of which Dr. Albright is a general partner.

(5)   Includes 755 shares owned directly by spouse.

(6) Includes 4,529 shares owned directly by spouse and 8,010 shares owned as custodian for children.

(7) Includes 11 shares owned jointly with spouse and 300 shares owned directly by spouse.

(8) Includes 28,994 shares owned jointly with spouse, 4,531 shares owned directly by spouse, 9,610 shares owned as custodian for children and 20,315 shares owned in trust for the benefit of grandchildren.

(9)   Includes 19,442 shares owned jointly with spouse.

(10) Includes 28,213 shares held by Trustee under the Employees Stock Plan, 1,311 shares owned jointly with spouse, 14 shares owned directly by spouse, 1,199 shares owned directly by children and 3,553 shares owned directly by mother for whom Mr. Moyer holds power of attorney and with respect to which Mr. Moyer shares voting and investment power. Mr. Moyer disclaims beneficial ownership of shares owned directly by his children. Mr. Moyer has the right to acquire an additional 8,150 shares pursuant to the exercise of stock options.

(11) Includes 34,725 shares owned directly by spouse and 895 shares owned directly by mother.

(12) Includes 49,802 shares held by Trustee under the Employees Stock Plan, 3,087 shares owned jointly with spouse, 50,400 shares owned directly by spouse, and 11,750 shares owned directly by child. Mr. Stefan disclaims beneficial ownership of shares owned directly by his spouse. Mr. Stefan has the right to acquire an additional 14,310 shares pursuant to the exercise of stock options.

(13) Includes 6,531 shares owned directly by spouse and 210 shares owned as custodian for children.

(14) Includes 15,290 shares held by Trustee under the Employees Stock Plan and 2,497 shares owned directly by spouse. Mr. Obetz disclaims beneficial ownership of shares owned directly by his spouse. Mr. Obetz has the right to acquire an additional 5,800 shares pursuant to the exercise of stock options.


Shareholder Proposals

      Shareholder proposals intended to be presented at the 2000 Annual Meeting must be received at the administrative headquarters of Sterling Financial Corporation at 101 North Pointe Boulevard, Lancaster, Pennsylvania not later than Monday, November 29, 1999 in order to be included in the proxy statement and proxy form to be prepared by the Corporation in connection with the 2000 Annual Meeting.

Recommendations of the Board of Directors

      The Board of Directors recommends that the shareholders vote FOR:

           the election of the 5 nominees identified in this Proxy Statement and the proposal to ratify the selection of independent certified public accountants for the year ending December 31, 1999.


           INFORMATION CONCERNING ELECTION OF DIRECTORS


General Information

      The bylaws of the corporation provide that the Board of Directors consists of not less than 1 nor more than 25 persons. The Board of Directors is also divided into 3 classes. Each class consists, as nearly as possible, of one-third of the directors. The bylaws also provide that the directors of each class are elected for a term of 3 years, so that the term of office of 1 class of directors expires at the annual meeting each year. The bylaws also provide that the number of directors in each class of directors is determined by the Board of Directors.

      A majority of the Board of Directors may increase the number of directors between meetings of the shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy holds office until the next annual meeting of the shareholders and until his/her successor is elected and qualified. There is a mandatory retirement provision in the bylaws that states that the office of a director is considered vacant at the Annual Meeting of shareholders next following his/her attaining the age of 70 years.

      The Board of Directors has fixed the number of directors at 12. There are 5 directors whose terms of office will expire at the 1999 annual meeting. There are 7 continuing directors whose terms of office will expire at the 2000 or 2001 annual meeting. The Board of Directors proposes to nominate the following 5 persons for election to the Board of Directors for the terms specified:

                Nominee for Class of 2000 Director
                      For a Term of One Year

                        W. Garth Sprecher


               Nominees for Class of 2002 Directors
                    For a Term of Three Years

                        Joan R. Henderson
                          Calvin G. High
                         David E. Hosler
                         E. Glenn Nauman


      Each of the above nominees is presently a director of the corporation and also a director of the bank.

      In the event that any of the nominees are unable to accept nomination or election, proxyholders will vote proxies given pursuant to this solicitation in favor of other persons recommended by management. The Board of Directors has no reason to believe that any of its nominees will be unable to serve as a director if elected.

      Section 2.3 of the corporation's bylaws requires that nominations, other than those made by or on behalf of the existing management of the corporation, be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or received at the principal executive office of the corporation not less than 90 days prior to the anniversary date of the immediately preceding meeting of shareholders of the corporation called for the election of directors. The chairman of the meeting is required to determine whether nominations have been made in accordance with the requirements of the bylaws. If he determines that a nomination was not made in accordance with the bylaws, he shall so declare at the annual meeting and the defective nomination will be disregarded.

Information about Nominees and Continuing Directors

      Information concerning the 5 persons to be nominated for election to the Board of Directors of Sterling Financial Corporation at the 1999 annual meeting and concerning the 7 continuing directors is set forth in the table that appears below:
                                                   Principal Occupation
                                                   for the Past 5 years
                                                   and Position held with
                              Director             the Corporation and
   Name and Age               Since(1)             Bank of Lancaster County

         Class of 2000 - Nominee - For a Term of One Year

W. Garth Sprecher               1998               Vice President and
(47)                                               Corporate Secretary and
                                                   Director, D & E
                                                   Communications, Inc.
                                                   (TeleCommunications)

       Class of 2002 - Nominees - For a Term of Three Years

Joan R. Henderson               1995               President, J.R. Henderson &
(56)                                               Associates, Inc. (Planning
                                                   and Fund Development for
                                                   Non-Profit Organizations)

Calvin G. High                  1976               Senior Vice President, High
(66)                                               Industries, Inc.;
                                                   Partner, High Properties

David E. Hosler                 1998               Chairman, President, Chief
(48)                                               Executive Officer and
                                                   Director, Old Guard Group,
                                                   Inc. (Property and Casualty
                                                   Insurance Companies)

E. Glenn Nauman                 1976               Retired Chairman of the Board
(66)                                               and retired Director,
                                                   Nauman Construction
                                                   (building contractor)

                       Class of 2000 - Continuing Directors

Robert H. Caldwell             1991                Retired Senior Executive
(68)                                               Vice President and
                                                   Director, Armstrong World
                                                   Industries, Inc.
                                                   (manufacturer, building
                                                   materials, home furnishings
                                                   and industrial specialties)

J. Robert Hess                  1971               President, B&E Realty;
(68)                                               President, Hessco
                                                   Construction Co.; Partner,
                                                   Sycamore Industrial Park;
                                                   Broker and Partner,
                                                   Kingsway Realty



J. Roger Moyer, Jr.             1994               Executive Vice President
(50)                                               and Assistant Secretary of
                                                   Sterling Financial
                                                   Corporation since 1994;
                                                   Vice President from 1987 to
                                                   1994; and Executive Vice
                                                   President and Assistant
                                                   Secretary of Bank of
                                                   Lancaster County since
                                                   1994; Senior Vice
                                                   President/Chief
                                                   Administrative Officer from
                                                   1985 to 1994


               Class of 2001 - Continuing Directors


Richard H. Albright, Jr.        1985               Dentist, Specialist,
(56)                                               Practice Limited to
                                                   Orthodontics


Howard E. Groff, Jr.            1988               Vice President, Howard E.
(52)                                               Groff Co. (fuel oil sales
                                                   and service)

John E. Stefan                  1979               Chairman of the Board,
(59)                                               President and Chief
                                                   Executive Officer of
                                                   Sterling Financial
                                                   Corporation since 1994;
                                                   President and Chief
                                                   Executive Officer from 1987
                                                   to 1994; and Chairman of
                                                   the Board, President and
                                                   Chief Executive Officer of
                                                   Bank of Lancaster County
                                                   since 1994; President and
                                                   Chief Executive Officer
                                                   from 1979 to 1994

Glenn R. Walz                   1988               President, Walz, Deihm,
(52)                                               Geisenberger, Bucklen &
                                                   Tennis, P.C. (Certified
                                                   Public Accountants); Vice
                                                   Chairman of the Board,
                                                   Sterling Financial
                                                   Corporation and Bank of
                                                   Lancaster County

                  ________________________



(1) Includes service as a Director of Bank of Lancaster County, N.A.



Meetings and Committees of the Board of Directors

      The Board of Directors of the corporation has a standing Audit Committee but does not have a standing Nominating Committee or Compensation Committee. The Bank of Lancaster County has a standing Audit Committee and Compensation Committee. The Bank of Lancaster County does not have a standing Nominating Committee. The Compensation Committee of the Bank of Lancaster County has been acting on behalf of the corporation and will continue to do so until the corporation appoints a committee.

      Members of the Audit Committee of the corporation and the Bank of Lancaster County during 1998 were Richard H. Albright, Jr., Chairman, and Messrs. High, Nauman and Walz.
The principal duties of the Audit Committee include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities, and recommending annually to the Board of Directors the engagement of an independent certified public accountant. The Audit Committee met 4 times during 1998.

      Members of the Compensation Committee of the Bank of Lancaster County during 1998 were Robert H. Caldwell, Chairman and Messrs. Hess, High, Nauman and Walz. The principal duties of the Compensation Committee include the establishment of policies dealing with various compensation plans for the Bank of Lancaster County and the corporation. In addition, the committee makes recommendations to the Board with respect to the compensation paid to senior executives. The committee also oversees personnel matters. The Compensation Committee met 5 times during 1998.

      The Board of Directors of the corporation met 10 times during 1998 and the Board of Directors of the bank met 12 times during 1998. All directors attended at least 75% or more of the meetings of the Boards of Directors of the corporation and of the bank and of the various committees of the Boards on which they served, except Robert H. Caldwell, who attended 60% of the meetings of the corporation and 78% of the meetings of the bank.

Executive Officers

      The following persons are the executive officers of the corporation:

                                         Office Held with the Corporation and
                                            Bank of Lancaster County and
      Name                    Age                  Term in Office

John E. Stefan                59        Chairman of the Board, President and
                                        Chief Executive Officer of Sterling
                                        Financial Corporation since 1994;
                                        President and Chief Executive Officer
                                        of Sterling Financial Corporation from
                                        1987 to 1994 and Chairman of the
                                        Board, President and Chief Executive
                                        Officer of the Bank of Lancaster
                                        County since 1994; President and Chief
                                        Executive Officer from 1979 to 1994.

J. Roger Moyer, Jr.           50        Executive Vice President and Assistant
                                        Secretary of Sterling Financial
                                        Corporation since 1994; Vice President
                                        of Sterling Financial Corporation from
                                        1987 to 1994 and Executive Vice
                                        President and Assistant Secretary of
                                        the Bank of Lancaster County since
                                        1994; Senior Vice President/Chief
                                        Administrative Officer from 1985 to
                                        1994.

Thomas P. Dautrich             50       Executive Vice President of Sterling
                                        Financial Corporation since 1998 and
                                        Executive Vice President/Banking
                                        Services of the Bank of Lancaster
                                        County since 1998; previously
                                        Executive Vice President, CoreStates
                                        Bank, July, 1997 to February, 1998;
                                        President, Susquehanna Valley Division,
                                        CoreStates Bank, April, 1996 to July,
                                        1997 and President Susquehanna Valley
                                        Division, Meridian Bank and Executive
                                        Vice President, Meridian Bancorp Inc.,
                                        March, 1990 to April, 1996.

Jere L. Obetz                 50        Executive Vice President/Treasurer and
                                        Chief Financial Officer of Sterling
                                        Financial Corporation since 1998;
                                        Senior Vice President/Treasurer and
                                        Chief Financial Officer of Sterling
                                        Financial Corporation from 1995 to 1998;
                                        Vice President/Treasurer and Chief
                                        Financial Officer of Sterling
                                        Financial Corporation from 1994 to
                                        1995; Vice President of Sterling
                                        Financial Corporation from 1987 to
                                        1994 and Executive Vice President/Chief
                                        Financial Officer of the Bank of
                                        Lancaster County since December 1997;
                                        Senior Vice President/Chief Financial
                                        Officer from 1992 to 1997.

Ronald L. Bowman              55        Vice President/Secretary of Sterling
                                        Financial Corporation since 1994;
                                        Secretary/Treasurer of Sterling
                                        Financial Corporation from 1987 to
                                        1994 and Vice President/Corporate
                                        Financial Secretary of the Bank of
                                        Lancaster County since 1995; Vice
                                        President/Comptroller from 1971 to
                                        1995.


________________________

Executive Compensation

      The officers of the corporation do not receive any additional compensation for their services, beyond the compensation paid to them as officers of the Bank of Lancaster County. Information concerning annual and long-term compensation for services in all capacities to the corporation and to the Bank of Lancaster County for the fiscal years ended December 31, 1998, 1997 and 1996 to those persons who were, at December 31, 1998, (i) the Chief Executive Officer and (ii) the other most highly compensated executive officers of the Corporation to the extent that such person's annual salary and bonus exceeded $100,000 is set forth below:

                          Summary Compensation Table
                                                         Long Term Compensation
                             Annual Compensation           Awards         Payouts
                             -------------------           ------         -------
                                            Other              Securities
Name and                                    Annual  Restricted Underlying             All Other
Principal                                   Compen-     Stock   Options/     LTIP      Compen-
Position              Year  Salary  Bonus   sation     Awards    SAR's      Payouts    sation(2)
-------------------------------------------------------------------------------------------------
John E. Stefan        1998  $266,989 $65,796   (1)      none      7,800        none       $5,921
 Chairman of the      1997   261,747  53,619   (1)      none      6,615        none        5,021
 Board, President     1996   254,114  64,961   (1)      none      6,000        none        5,032
 and Chief Executive
 Officer of Sterling
 Financial
 Corporation and
 Bank of Lancaster
 County, N.A.

J. Roger Moyer, Jr.   1998  $146,355 $27,958   (1)       none     5,000        none       $6,165
 Executive Vice       1997   141,945  23,601   (1)       none     3,150        none        5,854
 President of         1996   134,630  26,294   (1)       none     3,150        none        5,890
 Sterling Financial
 Corporation and
 Bank of Lancaster
 County, N.A.

Jere L. Obetz         1998  $107,466 $21,052   (1)       none     3,000        none       $3,140
 Executive Vice       1997    99,923  17,019   (1)       none     2,888        none        2,732
 President/Treasurer/ 1996    94,432  19,079   (1)       none     2,625        none        2,841
 Chief Financial Officer
 of Sterling Financial
 Corporation and
 Executive Vice
 President/Chief
 Financial Officer of
 Bank of Lancaster
 County, N.A.
________________________

(1) Perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10% of total annual salary and bonus are not disclosed.

(2)   Includes $4,036, $3,673, $3,779 for Mr. Stefan, $4,036, $3,673, and
      $3,779 for Mr. Moyer and $3,140, $2,732, and $2,841 for Mr. Obetz
      for 1998, 1997 and 1996, respectively, pursuant to the Employees Stock Plan performance incentive feature of the Plan as described on pages 19 and 20 of this Proxy Statement.
      Also included is the benefit of $1,885, $1,348 and $1,253 for Mr. Stefan and $2,129, $2,181 and $2,111 for Mr. Moyer for 1998, 1997 and 1996, respectively, in the form of employer-provided automobile usage.


Option Exercises and Fiscal Year-End Values

     Information with respect to options granted in the last fiscal year to purchase the corporation's common stock under the Stock Incentive Plan to the named officers of the corporation and the Bank of Lancaster County and held by them at December 31, 1998 is shown below.

              Option/SAR Grants in Last Fiscal Year

                                                                               Potential
                                                                          Realizable Value at
                                                                             Assumed Annual
                                                                          Rates of Stock Price
                                                                               Appreciation
                       Individual Grants                                     For Option Term
                                 % of Total
                                Options/SARs
                     Options/    Granted to   Exercise or
                       SARs     Employees in  Base Price   Expiration
     Name           Granted(#)  Fiscal Year     ($/Sh)        Date            5% ($)    10% ($)
John E. Stefan        7,800(1)     14.5%       $42.25(2)    12/14/08        $207,252   $525,218
J. Roger Moyer, Jr.   5,000(1)      9.3%        42.25(2)    12/14/08         132,854    336,678
Jere L. Obetz         3,000(1)      5.6%        42.25(2)    12/14/08          79,712    202,007


(1) These options granted December 14, 1998, and under the terms of the  Stock Incentive
    Plan, are exercisable one third per year for three years commencing on December 14, 1999.

(2) The base price of the grant is adjustable in the event of any change in the number of issued and outstanding shares of stock which results from a stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure of the Corporation.

Aggregated Option Exercises and Fiscal Year-End Values

     Information with respect to all exercises of stock options awarded to the named officers during the last fiscal year and the fiscal year-end option values for each named executive officer under the Stock Incentive Plan and held by them at December 31, 1998 is shown below.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

                                                Number of Securities     Value of Unexercised
                                               Underlying Unexercised        In-the-money
                                                 Options/SARs at           Options/SARs at
                                                 Fiscal Year-End(#)       Fiscal Year-end($)(2)
               Shares Acquired    Value
     Name       On Exercise(#) Realized($)(1) Exercisable/Unexercisable Exercisable/Unexercisable
John E. Stefan        1,400       $24,055         5,005/14,310             $79,598/$87,124
J. Roger Moyer, Jr.    ---           ---          3,150/8,150              $51,630/$40,832
Jere L. Obetz          ---           ---          2,713/5,800              $44,201/$37,773

(1) Represents the difference between the fair market value on the date of exercise of the shares acquired and the exercise price of the options exercised.
(2) Market value of underlying securities based on the average of the average of the closing bid and ask quotations for 5 trading days immediately preceding December 31, 1998, minus the exercise price.

  Board Compensation Committee Report on Executive Compensation

         Role of the Compensation Committee and Compensation Philosophy

      The objectives of the Compensation Committee are to establish the corporation's compensation philosophy and to monitor compensation programs and related practices for conformity with that philosophy. The Compensation Committee believes that the corporation should maintain a competitive compensation structure with a strong emphasis toward paying for an employee's contribution and performance. Therefore, the financial interests of the shareholders are served by closely aligning, particularly for executive management, year end financial results with an employee's reward for performance. Accordingly, the committee and the corporation adhere to the concept of pay-for-performance thus increasing the opportunity to maximize shareholder value.

      The compensation of the corporation's and the bank's top executives is reviewed and approved annually by the Board of Directors. The top executives whose compensation is determined by the committee include the President and Chief Executive Officer, all Executive Vice Presidents, all Senior
Vice Presidents and all senior management employees.
As a guideline for review in determining competitive base salaries, the committee uses information from salary survey sources from Pennsylvania banks with assets from $500 million to $1 billion, Pennsylvania banks $1 billion to $4 billion, as well as peer banks located in the surrounding geographic region. Many local competitors, which are represented in the above peer groups, share similar performance results to the Bank of Lancaster County. These peer group banks have been utilized because of common industry issues and competition for the same executive talent. The peer group used as a guideline for review in determining executive compensation is not the same peer group that appears in the Shareholder Return Performance Graph.

      The compensation committee is comprised of 5 non-employee directors who are listed below. The Committee met 5 times during 1998.

CEO Compensation

      The Board of Directors has determined that the Chief Executive Officer's 1998 compensation of $332,785, comprised of $266,989 in base annual salary and $65,796 in bonus is appropriate in light of the following 1998 corporation performance accomplishments:

           an 11.54% increase in net income;

           a 15.63% return on equity; and

           an 8.73% increase in assets.

While there is no direct correlation between the increase in Chief Executive Officer base salary and the above criteria, the Compensation Committee did review 1997 corporate performance, as well as the peer bank comparisons mentioned previously, in order to recommend a 2% increase in base salary over the previous year. The Chief Executive
Officer's annual performance incentive (bonus) is tied directly to the organization's performance results by rewarding Mr. Stefan for growth in the corporation's net income, return on shareholder equity and efficiency ratio goals. Mr. Stefan's total bonus of $65,796 represents an increase of 22.7% from the total bonus paid in 1997.

     In addition, Mr. Stefan was awarded an incentive stock option. This option to purchase 7,800 shares of corporation common stock is listed in the table on page 15. In addition, the Incentive Stock Option program itself is described on page 18.

Executive Officer Compensation

      Base salary ranges for executive positions are determined by evaluating the responsibilities of the positions, required skills and experiences and the average compensation paid for similar positions within peer banks of similar asset size and within the corporation's geographic market region. Annual base salary increases were determined by the committee based on its subjective analysis of the individual's contribution to the corporation's strategic goals and objectives, and by taking into account any additional or new responsibilities assumed by the individual in connection with promotions or organizational changes. In determining whether strategic goals and objectives have been achieved, the Board of Directors considers among numerous factors the following:
the corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans. Although the performance and increases in base salary were measured in light of these factors, there is no direct correlation between any specific criterion and the employees' base compensation, nor is there any specific weight provided to any such criteria in the committee's analysis. The determination by the committee is subjective after review of all information, including the above, it deems relevant.

      The executive officers of the corporation and the bank have an annual management incentive bonus tied directly to the corporation's performance results. Similar to the Chief Executive Officer, the executive officers' bonuses are directly dependent upon the organization's growth in net income, return on shareholder equity and the corporation's efficiency ratio. In addition, executive officers have been awarded incentive stock options to encourage ownership in the corporation and provide continued focus on enhancing shareholder value. The Incentive Stock Option program is described on page 18.

      In addition to base salary and the management incentive bonus, executive officers of the corporation and the bank may participate currently in the following annual and long-term incentive plans:

                  Bank of Lancaster County, N.A.
                       Employees Stock Plan

      Total compensation opportunities available to the employees of the bank are influenced by general labor market conditions, the specific responsibilities of the individual and the individual's contributions to the corporation's success. Individuals are reviewed annually on an anniversary year basis. The bank strives to offer compensation that is competitive with that offered by employers of comparable size in the banking industry, as well as those within the corporation's and the bank's reasonable market area. Through these compensation policies, the corporation strives to meet its strategic goals and objectives to its constituencies and to provide compensation that is fair and meaningful to its employees.
                              Compensation Committee
                              Robert H. Caldwell, Chairman
                              J. Robert Hess
                              Calvin G. High
                              E. Glenn Nauman
                              Glenn R. Walz


               Shareholder Return Performance Graph

      A line graph comparing the yearly dollar change in the cumulative total shareholder return on the corporation's common stock against the cumulative total return of the S&P 500 Stock Index and the Nasdaq Bank Index for the period of 5 fiscal years commencing January 1, 1994 and ending December 31, 1998 is set forth below. The shareholder return shown on the graph below is not necessarily indicative of future performance.

      The corporation has changed the Peer Group Index in the graph to the Nasdaq Bank Index. Management believes that the Nasdaq Bank Index more accurately reflects the proper peer group by which you should measure the corporations' common stock. In addition to the Nasdaq Bank Index, we include last years Peer Group on the graph for your information.

         Comparison of Five-Year Cumulative Total Return

Sterling Financial Corporation Common Stock, S&P 500 & Nasdaq Bank Indices

                                              Period Ending
  Index                   12/31/93 12/31/94 12/31/95 12/31/96 12/31/97 12/31/98

 Sterling Financial Corp.  100.00   132.12   136.17   129.17   168.90   235.04
 S & P 500                 100.00   101.32   139.39   171.26   228.42   293.69
 Nasdaq Bank Index         100.00    99.64   148.38   195.91   328.02   324.90
 Sterling Financial
  Peer Group               100.00   118.32   124.00   137.87   196.96   240.98

________________________

(1) The Peer Group for which information appears above includes the following companies: ACNB Corporation; CNB Financial Corporation; Citizens and Northern Corporation; Drovers Bancshares Corporation; First West Chester Corporation; Franklin Financial Services Corporation; Hanover Bancorp, Inc.; Penseco Financial Services Corporation; PennRock Financial Services Corporation; Penns Woods Bancorp, Inc.; and Sterling Financial Corporation. These companies were selected based on four criteria: total assets between $309 million and $919 million; market capitalization greater than $66 million; and headquarters located in Pennsylvania. This is the same Peer Group as 1997.

                    1996 Stock Incentive Plan

     The corporation maintains the Sterling Financial Corporation 1996 Stock Incentive Plan which was approved by the shareholders of the corporation at the 1997 annual meeting. The purpose of the Stock Incentive Plan is to advance the development, growth and financial condition of the corporation and its subsidiaries by providing incentives through participation in the appreciation of capital stock of the corporation in order to secure, retain and motivate personnel responsible for the operation and management of the corporation and its subsidiaries.

     A committee of non-employee directors administers the Stock Incentive Plan. Persons eligible to receive awards under the Stock Incentive Plan are those key officers and other management employees of the corporation and its subsidiaries as determined by the committee.

      There were 53,675 options granted during 1998. There were 4,024 options exercised during 1998. At December 31, 1998, there were 413,910 shares reserved for future grants under the Stock Incentive Plan.

                   Employees Stock Plan/401(k)

      The Bank of Lancaster County maintains an Employees Stock Plan which was approved by the shareholders in 1982. All employees of the Bank of Lancaster County who have attained the age of 18, have completed 1 year of service and worked at least 1,000 hours per year are eligible to participate in the plan. Outside directors are not eligible to participate in the plan. Employees of Town & Country, Inc., a wholly-owned subsidiary of the Bank of Lancaster County participate only in the salary deferral feature of the plan. The Plan has two components:

               a salary deferral feature and

               a performance incentive feature.

      Under the salary deferral feature of the plan, a participant may make voluntary contributions to the plan each year of between 2% and 10% of compensation. The Bank of Lancaster County will make a matching contribution equal to 25% of each participant's voluntary contributions, up to the first 6%. Under the performance incentive feature of the plan, the Bank of Lancaster County contributes to the plan each year an amount determined by the Board of Directors on the basis of the achievement by the Bank of Lancaster
County of certain performance objectives; contributions to the plan may not exceed the amount which is deductible under the Internal Revenue Code. Contributions made by the Bank of
Lancaster County to the plan pursuant to the performance incentive feature are allocated to participants who are employees of Bank of Lancaster County in the same proportion that each participant's compensation bears to the aggregate compensation of all participants.

     In 1997, the plan was amended to allow participants to defer their contributions to 5 different investment alternatives. Previously, all contributions to this plan were invested in Sterling Financial Corporation stock. In addition to corporation stock, as of July 1, 1997, participants could elect to diversify their contributions in increments of 5% to models with the following investment objectives:

                 Guaranteed Principal

                 Fixed Income

                 Growth and Income
                 Growth (Equity)

The corporation's matching contributions and the performance incentive feature continue to be made in Sterling Financial Corporation stock. In addition, as of January 1, 1998, all participants could elect to diversify their existing holdings in the pre-tax employee deferral account (those contributions made after January 1,1995) into the 4 different models. Those participants who are over age 55 and have 10 years of participation in the plan can elect to diversify up to 25% of their entire post 1987 account balance in accordance with Internal Revenue
Code Section 401(a)(28).
      Voluntary contributions to the plan are fully vested at all times. Matching contributions and contributions made by the Bank of Lancaster County to the plan vest at the rate of 20% per year for each year of service. In general terms, benefits under the plan may be paid to participants upon retirement, termination of employment, disability or death. A participant may under certain circumstances make earlier withdrawals (to the extent of his/her interest in the plan attributable to voluntary contributions made by him/her) upon a showing of financial hardship.

                           Pension Plan

      The Bank of Lancaster County Pension Plan is a qualified non-contributory defined benefit pension plan that provides retirement benefits to employees of the Bank of Lancaster County and to employees of Town & Country, Inc., a wholly-owned subsidiary of the Bank of Lancaster County. All employees who have completed 1 year of service, work at least 1,000 hours per year and who have attained the age of 21 are eligible to participate in the plan. Outside directors do not participate in the plan. Employees become 100% vested upon the completion of 5 years of service. Contributions to the plan are made by the Bank of Lancaster County and are determined actuarially.

      Benefits under the plan, which are not integrated with Social Security benefits, are based upon average monthly compensation, determined on the basis of the highest 5 consecutive years' base compensation preceding retirement and years of credited service. For purposes of determining benefits payable under the plan, the term "compensation" is defined to mean base salary only and does not include overtime pay or bonuses. Compensation paid to Messrs. Stefan, Moyer, and
Obetz during 1998 and covered by the plan was $160,000, $146,355, and $107,466 respectively. As of December 31, 1998, Messrs. Stefan, Moyer, and Obetz had accrued 19, 21, and 27 years of credited service, respectively, under the plan for benefit accrual purposes.

      The following table indicates, for purposes of illustration, the approximate annual retirement benefit that would be payable under the plan, in the form of a straight life annuity with 120 months' certain period, at age 65, under various assumptions as to average annual compensation and years of credited service. The benefit amounts set forth below are not subject to further deduction for Social Security or other offset amounts.
Under the Internal Revenue Code, the maximum annual retirement benefit that may be paid in the form of a straight life annuity with 120 months' certain period under a qualified defined benefit plan such as the Plan is $120,691, subject to adjustment based upon increases in the Consumer Price Index. In addition, salary in excess of $160,000, effective in the year 1997, is disregarded in determining a participant's retirement benefit pursuant to regulations of the Internal Revenue Service.

              Average
               Annual
            Compensation                Years of Credited Service
                                 10            20          30           40
              $100,000        $15,000       $30,000     $45,000      $60,000
               125,000         18,750        37,500      56,250       75,000
               150,000         22,500        45,000      67,500       90,000
               175,000         24,000        48,000      72,000       96,000
               200,000         24,000        48,000      72,000       96,000
               225,000         24,000        48,000      72,000       96,000
               250,000         24,000        48,000      72,000       96,000
               275,000         24,000        48,000      72,000       96,000
               300,000         24,000        48,000      72,000       96,000

________________________

                   Retirement Restoration Plan

     Bank of Lancaster County adopted a Restoration Plan during 1996 for any officer whose compensation exceeded $160,000. The plan is designed to "restore" the level of benefits lost to these employees under certain qualified retirement plans because of Internal Revenue Code restrictions.

     The plan is designed to mirror the provisions set forth in the qualified retirement plans available to all Bank of Lancaster County employees--the defined benefit pension plan, and the employee stock or 401(k) plan.
The plan allows for the calculation of benefits on an officer's salary in excess of $160,000. The effective date of the Plan is May 1, 1996.


                       Employment Agreement

      In April of 1983, the Bank of Lancaster County entered into a 5 year employment agreement with John E. Stefan under the terms of which the bank engaged Mr. Stefan as its President and Chief Executive Officer. Unless previously terminated or unless notice of intention not to renew is given by either party, the employment agreement is subject to automatic renewal for additional terms of 5 years each. The employment agreement may be terminated by the Bank of Lancaster County:

           without cause, in which case Mr. Stefan is entitled to receive his then current salary for the unexpired balance of the term of the employment agreement; or

           with cause, in which case Mr. Stefan's right to receive salary and benefits under the employment agreement terminates as of the effective date of termination.

In the event of any change in control of the corporation or the Bank of Lancaster County, the right of the Bank of Lancaster County to terminate the employment agreement without cause expires and the term of the employment agreement is extended automatically.
The obligations of the Bank of Lancaster County under the employment agreement have been jointly and severally assumed by the corporation.

Compensation of Directors

     The directors of the corporation do not receive any additional compensation for their services, beyond the compensation paid to them as directors of the Bank of Lancaster County. All directors of the corporation are directors of the bank. Directors who are also salaried officers of the corporation or the bank do not receive any fees for board or committee meetings.

     All non-employee directors receive 200 shares of Sterling Financial Corporation common stock and an amount paid in cash equal to the value of the stock received. The stock is issued by July 15th of each year and is valued at the same price as established for the Dividend Reinvestment Plan as of July 1st of each year. In addition, each non-employee director receives $100 for each meeting attended of a committee of which he or she is a member. Committee chairs receive $150 for each meeting attended. The cash portion of the director fee is based on attendance at official board meetings of at least 75% of the meetings held during a calendar year.
If a director attends less than 75% of the scheduled meetings held, the fees will be reduced by one-twelfth of the cash portion for each meeting missed in excess of three. The value of the stock received in July 1998 was $9,660 based on $48.30 per share. Therefore, the yearly cash portion of director fees was set at $9,660 for the period beginning July 1, 1998. In the aggregate, the value of the stock and fees paid to directors during 1998 was $176,450.

Transactions with Directors and Executive Officers

      Some of the directors and executive officers of the corporation and the companies with which they are associated were customers of and had banking transactions with the Bank of Lancaster County during 1998. All loans and loan commitments made to such persons and to the companies with which they are associated were made in the ordinary course of bank business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons, and did not involve more than a normal risk of collectibility or present other unfavorable features. It is anticipated that similar transactions will be entered into by the Bank of Lancaster County in the future.

      The Bank of Lancaster County entered into a lease agreement in 1984 with High Properties, under the terms of which High Properties constructed and leased to the Bank of Lancaster County a building at 525 Greenfield Road, Lancaster, Pennsylvania. The building was occupied in October of 1984 and served as the administrative headquarters of the corporation and the Bank of Lancaster County until August 1995. Bank of Lancaster County also maintains a branch office in this building since October 1984 and continues to maintain a branch office at this location. The term of the lease is 15 years and is subject to renewal.
The monthly rent is $12,331.70. Total rent payments of $147,980.40 were paid by the Bank of Lancaster County to High Properties during 1998 pursuant to the Lease Agreement. On January 10, 1997, a sublease agreement was signed under the terms of which Bank of Lancaster County will sublease to High Employee Services, Ltd.
4,424 square feet of this building. The term of the lease is two years and eight months to coincide with the original lease expiration date on this building. Total rent to be received over this period of time is $159,264. On October 28, 1998, the bank entered into a lease agreement with High Properties. Under the terms of the lease, High Properties will lease to the bank 4,424 square feet in the building located at 525 Greenfield Road, Lancaster, Pennsylvania. The bank will continue to maintain a branch office at this location. The term of the lease is 5 years and is subject to renewal. Base rent over the five-year term is $370,999.92. Commencement of the lease term is June 1, 1999. The commencement of the lease coincides with the expiration date of the original lease of 1984.
Calvin G. High, a director of the corporation and the Bank of Lancaster County, is a partner in High Properties. High Associates, Ltd., a division of High Industries, Inc., was paid $191,259 in 1998 in connection with various services performed. Calvin G. High, a director of the corporation and the Bank of Lancaster County is Senior Vice President of High Industries.

     D & E Computer Networking Services, a division of D & E Communications, Inc. was paid $322,130.92 in 1998. This transaction was payment for Local Area Network (LAN) and Wide Area Network (WAN) integration services, purchase of Personal Computer hardware and software and purchase of data communications equipment. W. Garth Sprecher, a director of the corporation and the Bank of Lancaster County, is Vice President and Corporate Secretary and Director of D & E Communications, Inc.

                     SECTION 16(a) BENEFICIAL
                  OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and shareholders owning in excess of 10% of the corporation's outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the corporation with the Securities and Exchange Commission.
Based on a review of copies of such reports received by it, and on the statements of the respective reporting person, the corporation believes that all Section 16(a) filing requirements were complied with in a timely fashion, during 1998.

                   RATIFICATION OF SELECTION OF
             INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      The Board of Directors of the corporation has selected the firm of Trout, Ebersole & Groff as independent certified public accountants to audit the books, records and accounts of the corporation and the Bank of Lancaster County for the year 1999, subject to ratification by vote of a majority of the shares of common stock represented at the 1999 Annual Meeting. Trout, Ebersole & Groff has served as independent certified public accountants for the corporation and its predecessor, the Bank of Lancaster County, since 1979. In the event that the shareholders do not ratify the selection of Trout, Ebersole & Groff, the selection of independent certified public accountants will be reconsidered and made by the Board of Directors.

      A representative of Trout, Ebersole & Groff is expected to be present at the 1999 Annual Meeting and will be given an opportunity to make a statement if he should so desire and to be available to respond to appropriate questions.

      The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Trout, Ebersole & Groff as independent certified public accountants for the fiscal year ending December 31, 1999.

                      ADDITIONAL INFORMATION

      A copy of the annual report of the corporation on Form 10-K for its fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission, including financial statements and financial statement schedules, is available without charge to shareholders upon written request addressed to Ronald L. Bowman, Vice President/Secretary, Sterling Financial Corporation,
101 North Pointe Boulevard, Lancaster, Pennsylvania  17601-4133.

                          OTHER MATTERS

      The Board of Directors of the corporation knows of no matters other than those discussed in this Proxy Statement that will be presented at the 1999 Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of the corporation.


                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    JOHN E. STEFAN
                                    Chairman of the Board,
                                    President and
                                    Chief Executive Officer

Lancaster, Pennsylvania
March 26, 1999




                            P R O X Y

                  ANNUAL MEETING OF SHAREHOLDERS
                   To Be Held On April 27, 1999

                  STERLING FINANCIAL CORPORATION
                   101 North Pointe Boulevard
                Lancaster, Pennsylvania 17601-4133


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned hereby appoints Mary W. Wentz and Thomas Wright, and each or any of them, as proxies, with full power of substitution, to represent and vote, all of the shares of STERLING FINANCIAL CORPORATION common stock held of record by the undersigned on March 12, 1999, at the Annual Meeting of the shareholders to be held at the Willow Valley Family Resort and Conference Center, 2416 Willow Street Pike, Lancaster, Pennsylvania, on Tuesday,
April 27, 1999, at 9:00 a.m. prevailing time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on the reverse side of this card.

      This Proxy, when properly signed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Nominees listed in Proposal 1 and Proposal 2 and FOR Proposal 3.

      This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof.
The Board of Directors at present knows of no other business to be brought before this meeting, but if any other business is brought before the meeting, the shares represented by this Proxy will be voted in accordance with the recommendations of the management of Sterling Financial Corporation.

      The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 26, 1999, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED AND MAY BE WITHDRAWN IF YOU ELECT TO ATTEND THE MEETING, GIVE WRITTEN NOTIFICATION TO THE SECRETARY OF THE CORPORATION AND VOTE IN PERSON.
Please mark your
votes as in this
example.

                          FOR     WITHHELD                                                     FOR       WITHHELD
1. ELECTION OF CLASS OF                        Nominee: W. Garth Sprecher  2.  ELECTION OF
   2000 DIRECTOR TO                                                            CLASS OF 2002
   SERVE FOR A ONE-                                                            DIRECTORS TO
   YEAR TERM                                                                   SERVE FOR A
                                                                               THREE-YEAR TERM
  INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below:
                                                                               Nominees: Joan R. Henderson
                                                                                         Calvin G. High
                                                                                         David E. Hosler
                                                                                         E. Glenn Nauman
                                                                                                             FOR  AGAINST  ABSTAIN
                                                                            3. PROPOSAL TO RATIFY THE SELECTION
                                                                               OF TROUT, EBERSOLE & GROFF AS THE
                                                                               CORPORATION'S INDEPENDENT CERTIFIED
                                                                               PUBLIC ACCOUNTANTS FOR THE YEAR
                                                                               ENDING DECEMBER 31, 1999.








SIGNATURE(S)                                                                    DATE                         ,1999

Please sign exactly as your name appears hereon.  If stock is jointly held, each joint owner should sign.
If signing for a corporation or a partnership, or as attorney or fiduciary, indicate your full title.  If more than one fiduciary is involved, all should sign.
